Exhibit 99.2

Sabre Announces Successful Completion of Previously Announced Private Financing and Settlement of Cash Tender to Strengthen Balance Sheet and Improve Free Cash Flow

•	Completes upsized financing from lenders led by affiliates of Centerbridge Partners, L.P. (“Centerbridge”) for $700 million new senior secured credit facility

•	Settles tender offer by purchasing for cash $670 million in principal amount of 9.250% Senior Secured Notes due 2025

•	Transaction refinances significant portion of 2025 maturities and improves free cash flow generation via PIK interest toggle on the new senior secured credit facility

SOUTHLAKE, Texas—June 13, 2023—Sabre Corporation (NASDAQ: SABR), a leading software and technology provider that powers the global travel industry announced today the successful completion of a $700M private financing led by Centerbridge and other high quality institutional investors, and the corresponding early tender settlement by purchasing $670 million in principal amount of the 9.250% Senior Secured Notes due 2025 in a cash tender offer. The transaction enables the company to strengthen its balance sheet by refinancing and extending a significant portion of its capital structure’s 2025 maturities and provides financial flexibility and improved free cash flow via a payment-in-kind (PIK) interest toggle through 2025.

Mike Randolfi, Chief Financial Officer of Sabre, said, “We are pleased to complete this financing that provides Sabre with additional flexibility to meet our financial objectives and continue pursuing our focus on driving innovation, enhancing Sabre’s value to our customers and aligning resources toward our growth initiatives.”

“We are pleased to be a capital partner to Sabre, helping to strengthen its balance sheet by refinancing a significant portion of its nearest-dated maturity,” said Gavin Baiera, Senior Managing Director at Centerbridge.” Simon Brookim, Managing Director at Centerbridge, added, “We are excited about this unique capital partnership in a premier global technology platform in travel.”

Perella Weinberg Partners LP acted as financial advisor and Davis Polk & Wardwell LLP and Norton Rose Fulbright LLP acted as legal counsel to Sabre on the transaction. Paul, Weiss, Rifkind, Wharton & Garrison LLP and Allen & Overy LLP acted as legal counsel to Centerbridge.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “expect,” “believe,” “likely,” “encouraged,” “resilient,” “outlook,” “goal,” “opportunity,” “target,” “future,” “trend,” “plan,” “guidance,” “anticipate,” “will,” “forecast,” “continue,” “on track,” “objective,” “trajectory,” “scenario”, “strategy,” “estimate,” “project,” “possible,” “may,” “should,” “would,” “intend,” “potential,” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. More information about potential risks and uncertainties that could materially affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q filed with the SEC on May 4, 2023, our Annual Report on Form 10-K filed with the SEC on February 17, 2023 and in our other filings with the SEC, as well as other risks and uncertainties specified in the “Certain Significant Considerations” section of the Offer to Purchase. We cannot guarantee future events, including outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

About Sabre

Sabre Corporation is a leading software and technology company that powers the global travel industry, serving a wide range of travel companies including airlines, hoteliers, travel agencies and other suppliers. The company provides retailing, distribution and fulfilment solutions that help its customers operate more efficiently, drive revenue and offer personalized traveler experiences. Through its leading travel marketplace, Sabre connects travel suppliers with buyers from around the globe. Sabre’s technology platform manages more than $260B worth of global travel spend annually. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world.

About Centerbridge

Centerbridge Partners, L.P. is a private investment management firm employing a flexible approach across investment disciplines — Private Equity, Private Credit and Real Estate — in an effort to develop the most attractive opportunities for our investors. The Firm was founded in 2005 and as of March 31, 2023 has approximately $36 billion in capital under management with offices in New York and London. Centerbridge is dedicated to partnering with world-class management teams across targeted industry sectors and geographies. For more information, please visit www.centerbridge.com.

Contacts:

Media	Investors

Kristin Hays kristin.hays@sabre.com sabrenews@sabre.com	Brian Roberts brian.roberts@sabre.com sabre.investorrelations@sabre.com

SOURCE Sabre Corporation

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